EXHIBIT 4.3

                CENTRAL VERMONT PUBLIC SERVICE CORPORATION

                        RESTRICTED STOCK PLAN FOR
                          NON-EMPLOYEE DIRECTORS
                            AND KEY EMPLOYEES

                               ARTICLE 1

                  Purpose and Establishment of the Plan

     Section 1.1 Central Vermont Public Service Corporation (the "Company") establishes this Restricted Stock Plan for Non-employee Directors and Key Employees (the "Plan") with the intent of advancing the best interests of the Company and its subsidiaries by providing key employees and members of the Board of Directors who have substantial responsibility for corporate management and growth with additional incentives through the grant of Restricted Stock, thereby increasing the personal stake of such key employees and members of the Board of Directors in the continued success and growth of the Company.

     Section 1.2 Effective May 6, 1997, the Company establishes a Restricted Stock Plan for Non-employee Directors and Key Employees as described herein. The Plan provides for the grant of Restricted Stock.

                              ARTICLE 2

                            Definitions

For the purposes of the Plan, the following terms shall have the meanings provided herein:

     Section 2.1  "Board"  means the Board of Directors of the Company.

     Section 2.2 "Code" means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings under the Code.

     Section 2.3 "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan, provided that the Committee shall consist of all non-employee directors as contemplated by both Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     Section 2.4 "Company" means Central Vermont Public Service Corporation and its subsidiaries or any successor thereto.

     Section 2.5 "Disability" means permanent and total disability as defined by the Company's benefits program for disability insurance coverage.

     Section 2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     Section 2.7 "Participant" means the person whether a key employee or Board member of the Company covered under this Plan.

     Section 2.8 "Restricted Stock" means the Company's Common Stock with terms and conditions granted to a Participant under this Plan.

     Section 2.9 "Retirement" means for employees other than members of the Board of Directors, attaining the same age as defined in the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries, and for members of the Board of Directors normally attaining the age of 70 as defined in the By-laws of the Company.

     Section 2.10 "Share(s)" means the shares of the Company's Common Stock, $6.00 par value.

                               ARTICLE 3

                             Administration

     Section 3.1 (a)   The Plan shall be administered by the Committee.  The
Committee shall have authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, authority to select the Participants to be granted Restricted Stock, to determine the amount and terms of the Restricted Stock to be granted to each participant selected, to determine the time or times when the Restricted Stock will be granted, the holding period on the Restricted Stock, and to prescribe the form of the agreements to the Restricted Stock granted under the Plan.

     (b) The Committee shall be authorized to interpret the Plan and the Restricted Stock granted under the Plan and to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or Restricted Stock in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

     (c) In no event, however, shall the Committee have the right to grant dividend equivalents in respect of Restricted Stock or to cancel Restricted Stock for the purpose of replacing or regranting such Restricted Stock or changing the holding period by requiring a longer duration than originally declared or changing any of the conditions which changes or prolongs the restrictions.

     (d) The Committee shall maintain a written record of its proceedings. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all persons affected by the decision, including the Company, any Participant or any person claiming any rights under the Plan from or through any Participant. The Committee may delegate to one or more of its members or to any officer or officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

                             ARTICLE 4

                   Eligibility and Participation

     Section 4.1 Restricted Stock may be granted to key employees and members of the Board of Directors as the Committee may from time to time select. Any Participant shall be eligible to receive one or more Shares of Restricted Stock, subject to the limitation set forth in Article 5. In determining the persons to whom Restricted Stock are to be granted and the number of Shares granted, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. For purposes of participation in the Plan, the term Company shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

                             ARTICLE 5

                        Limitations on Grants

     Section 5.1 There may be delivered under the Plan an aggregate number of Restricted Stock of not more than 70,000 Shares, subject to adjustment as provided in Section 5.2. The aggregate number of Shares that may be covered by Restricted Stock granted to a single individual under the Plan shall not exceed 70,000 Shares. Restricted Stock delivered pursuant to the Plan may consist in whole or in part of authorized and unissued Shares or reacquired Shares and held in treasury and no fractional Shares shall be delivered under the Plan. In the event that Restricted Stock shall be forfeited or canceled, new Restricted Stock may be granted covering the Shares that were forfeited, canceled, terminated or expired.

     Section 5.2 In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of the Company assets to stockholders, or any other similar change, then an adjustment shall be made by the Committee to carry out the intent of the Plan by providing each Participant with the same value of the incentive Shares as was intended under the previous grant(s) of Restricted Stock. Any such adjustments shall be conclusive and binding for all purposes of the Plan.

                             ARTICLE 6

            Terms and Conditions of Restricted Stock Grants

     Section 6.1 Restricted Stock may be granted to the Participants as the Committee may from time to time select. A Participant shall be eligible to receive one or more Shares of Restricted Stock. In determining the Participants to whom Restricted Stock is to be granted, the number of Shares subject to the grant, and the conditions and terms of the restrictions on the Shares, the Committee shall take into consideration the Participant's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant.

     Section 6.2 The Restricted Stock shall have the restrictions noted on the face of the certificates, and the Shares shall be issued in the name of the Participant and deposited with the Company during the period of restriction.

     Section 6.3 The Restricted Stock shall be deemed to have been earned by a Participant upon meeting the terms and conditions placed on the stock at the time of grant. The Committee shall determine and certify that the terms and conditions have been met by the Participant and at such time the restrictions shall lapse for all or part of the Shares granted upon such satisfaction by the Committee.

     Section 6.4 During the period subject to the restrictions set forth in this Article, the Participant shall be entitled to receive the dividends and vote the Shares that have been issued in the name of that Participant.

     Section 6.5 If during the period of restriction, the Participant's employment terminates other than by death, Disability or Retirement, the Participant forfeits any right to the Restricted Stock.

     Section 6.6 If during the period of restriction, the Participant's employment with the Company terminates either due to death, Disability, or Retirement, all restrictions on the Restricted Stock lapse and the Participant shall be deemed to have earned all Restricted Stock on the date of the Participant's death, disability or Retirement.

                              ARTICLE 7

                          General Provisions

     Section 7.1 Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that: (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any governmental regulatory body, or (c) an agreement by the Participant with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of Shares thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Section 7.2 The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without the approval by stockholders, may (a) increase the total number of Shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of Participants of the Company to whom grants may be granted, or (c) cause the Plan to no longer comply with the Exchange Act or any other federal or state statutory or regulatory requirements.

     Section 7.3 Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

     Section 7.4 Any grant under the Plan may be canceled at any time with the consent of the Participant and a new grant may be provided to such Participant in lieu thereof.

     Section 7.5 Restricted Stock distributed pursuant to the Plan shall be made available from authorized and unissued Shares or reacquired and held in treasury, as shall be determined from time to time by the Committee.

     Section 7.6 Except as expressly provided in the Plan, no grant of Restricted Stock shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     Section 7.7 Determinations by the Committee under the Plan (including without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms, conditions and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

     Section 7.8 No employee or other person shall have any claim or right to be granted Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any Participant's employment.

     Section 7.9 At the time of grant and by accepting any grant of Restricted Stock under the Plan, each Participant and each person claiming through such Participant shall be conclusively deemed to have indicated such Participant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

     Section 7.10 The Plan shall become effective as of May 6, 1997 subject to approval by stockholders at the Company's Annual Meeting of Stockholders. No grant may be given under the Plan after May 6, 2006, but grants theretofore granted may extend beyond such date.

     Section 7.11 Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of Restricted Stock granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon such person any right, title or interest in any assets of the Company.

     Section 7.12 The Plan may be amended at any time and from time to time by the Board and without the approval of stockholders of the Company, except that no amendment which increases the aggregate number of Shares which may be delivered pursuant to the Plan or which, in the absence of stockholder approval, would cause the Plan not to comply with the Exchange Act or Section 162(m) of the Code shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under the Restricted Stock granted under the Plan.

     Section 7.13 The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a)  upon the adoption of a resolution of the Board terminating the Plan;
or

     (b)  the tenth anniversary of obtaining stockholder approval.

After termination of the Plan, no Restricted Stock may be granted. No termination of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Restricted Stock theretofore granted under the Plan.

     Section 7.14 The Plan shall be submitted to the stockholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the Vermont Public Service Board. Restricted Stock may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The stockholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Vermont.

     Section 7.15 The provisions of the Plan shall take precedence over any conflicting provision contained on the Restricted Stock. The Plan shall be governed by and construed in accordance with the laws of the State of Vermont. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the term and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.

                                ARTICLE 8

                    Acceleration and Change in Control

     Section 8.1 Notwithstanding anything herein to the contrary, if a change in control of the Company occurs, or if the Committee determines in its sole discretion that an acceleration event has occurred, then all restrictions on Restricted Stock grants shall expire as of the date such change in control occurred or the Committee determines that an acceleration event has occurred.

     For the purposes of the Plan, an acceleration event may be deemed to have occurred if the Board of Directors determines that a particular event involving the Company has or will change the Company's (a) main core of business, or (b) nature of its products and/or services, or (c) typical consumer of its products and/or services, or (d) business so profoundly that the Board of Directors decides that an acceleration event has occurred.

     For the purposes of the Plan a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934; or

     (ii) a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period; or

     (iii) the acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (a) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (b) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act.